UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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GraphOn Corporation
(Name of Registrant as Specified in its Charter)

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GraphOn Corporation
5400 Soquel Avenue, Suite A-2
Santa Cruz, California 95062

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 17, 2010

To the Stockholders of
GraphOn Corporation:

NOTICE IS GIVEN that the 2010 annual meeting of stockholders of GraphOn Corporation will be held at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060, on Wednesday, November 17, 2010 at 10:00 a.m., local time, for the following purposes:

I.	To elect two directors to Class II of the Board of Directors to serve for a three-year term.

II.	To ratify the selection of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

III.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on October 4, 2010. The accompanying proxy statement contains additional information regarding the matters to be acted on at the Annual Meeting.

/s/ William Swain
William Swain
Secretary

Santa Cruz, California
October 7, 2010

All stockholders are urged to attend the Annual Meeting in person. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible by submitting your vote before the Annual Meeting. You may submit your vote by mailing the enclosed proxy card or voting instruction card, or if your shares are held in “street name,” you may also have the option to vote on the Internet or by telephone.

GraphOn Corporation
5400 Soquel Avenue, Suite A-2
Santa Cruz, California
_____________________

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
_____________________

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

This proxy statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of GraphOn Corporation for the 2010 Annual Meeting of Stockholders to be held at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060 on Wednesday, November 17, 2010 at 10:00 a.m., local time. We invite you to attend in person.

Availability of Proxy Materials on the Internet

We are providing you access to this proxy statement, the accompanying form of proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2009 both by sending you these proxy materials and by notifying you of the availability of these proxy materials on the Internet. These proxy materials are available on the Internet at http://proxymaterials.graphon.com. These proxy materials were first mailed to our stockholders on or about October 7, 2010.

Voting Information

Record date

The record date for the Annual Meeting is October 4, 2010. You may vote all shares of our common stock that you owned as of the close of business on that date. On October 4, 2010, there were 45,981,625 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

How to vote

You may vote by marking, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided. If your shares are held in “street name” (that is, they are held in the name of a broker, bank or other nominee), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your proxy or vote instruction card to determine whether you will be able to vote by telephone or the Internet.

 All stockholders as of the close of business on October 4, 2010 can attend the Annual Meeting. You may also vote at the Annual Meeting if you are a stockholder of record (that is, your shares are directly registered in your name on our books and not held through a broker, bank or other nominee). In order to vote at the Annual Meeting shares held in “street name,” you must obtain a valid proxy from your broker, bank, or other nominee, and bring it to the meeting. Follow the instructions from your broker, bank, or other nominee included with these proxy materials, or contact your broker, bank, or other nominee to request a proxy form.

Revoking your proxy

You can revoke your proxy at any time before your shares are voted at the meeting by (i) sending a written notice of revocation to William Swain, Secretary, GraphOn Corporation, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California, 95062, (ii) submitting by mail, telephone or the Internet another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares FOR each of the nominees and FOR the ratification of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.

Withholding your vote, voting to “abstain” and “broker non-votes”

In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposal, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists, but such abstention will have the effect of a vote against the proposal.

A bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on non-routine matters without instructions from the owner of the shares. An election of directors is deemed a non-routine matter; consequently, absent instructions from you, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm, but may not vote your shares on the election of directors. A “broker non-vote” occurs when a broker submits a proxy without voting on one of more of the non-routine matters. A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not counted as a vote cast on any matter presented at the Annual Meeting.

Votes required to hold the Annual Meeting

The holders of a majority of the total voting power of our common stock, outstanding on October 4, 2010, present, in person or by proxy, shall constitute a quorum for the transaction of any business at the Annual Meeting.

Votes required to elect directors and to adopt other proposals

Directors will be elected by a plurality of votes cast at the Annual Meeting. The affirmative vote of a majority of the voting power of our common stock that is present, in person or by proxy, at the Annual Meeting is required to ratify the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Postponement or adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Cost of Proxy Solicitation

We will pay the expenses of the preparation of our proxy materials and our solicitation of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy by telephone or other means.

Voting Results of the Annual Meeting

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspectors of Election and published on a Form 8-K within four business days after the Annual Meeting.

PROPOSAL I

ELECTION OF DIRECTORS

The members of our Board of Directors are divided into three classes. The members of one class are elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class members have been elected and qualified. The respective members of each class are set forth below:

•	Class I:	Currently vacant (one person; term expires 2012)
•	Class II:	Robert Dilworth and August Klein (two persons; current nominees, terms expire 2010)
•	Class III:	Gordon M. Watson (one person; term expires 2011)

Two directors are to be elected at this meeting to serve for a term of three years or until each of their successors is elected and qualified.

Nominees for Election at the 2010 Annual Meeting (to three-year terms expiring in 2013 – Class II)

The following sets forth information concerning the nominees:

Robert Dilworth, age 69, has served as one of our directors since July 1998 and was appointed Chairman in December 1999. In January 2002, Mr. Dilworth was appointed Interim Chief Executive Officer and in September 2006, Mr. Dilworth was appointed our full-time Chief Executive Officer. From 1987 to 1998, Mr. Dilworth served as the Chief Executive Officer and Chairman of the Board of Metricom, Inc., a leading provider of wireless data communication and network solutions. Prior to joining Metricom, from 1985 to 1988, Mr. Dilworth served as President of Zenith Data Systems Corporation, a microcomputer manufacturer. Earlier positions included: Chief Executive Officer and President of Morrow Designs; Chief Executive Officer of Ultramagnetics; Group Marketing and Sales Director of Varian Associates Instruments Group; Director of Minicomputer Systems at Sperry Univac; and Vice President of Finance and Administration at Varian Data Machines. Mr. Dilworth has developed an intimate knowledge of our business, employees, culture, and competitors during his tenure with our company and we believe that these traits, and his in-depth knowledge of high-tech companies, demonstrate that he is well-qualified to serve on our Board. Mr. Dilworth is currently a director of eOn Communications Corporation, which is listed on NASDAQ, and Public Wireless, Inc., a privately-held company. During the five-year period ended December 31, 2009, Mr. Dilworth served as a director of the following privately-held entities: Amber Technologies; Get2Chip.com, Inc.; Mobility Electronics; Sky Pipeline; and Yummy Interactive.

August P. Klein, age 74, has served as one of our directors since August 1998, and Vice Chairman of the Board since February 2010. In 1995 Mr. Klein founded JSK Corporation, a general contracting firm. Mr. Klein was an initial member of JSK Corporation’s board of directors and served as its initial Chief Executive Officer until his retirement in 1999. Mr. Klein remains a member of JSK Corporation’s board of directors. From 1989 to 1993, Mr. Klein was founder and Chief Executive Officer of Uniquest, Inc., an object-oriented application software company. From 1984 to 1988, Mr. Klein served as Chief Executive Officer of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein has served as Group Vice President, Serial Printers at Data Products Corporation and President and Chief Executive Officer at Integral Data Systems, a manufacturer of personal computer printers. Mr. Klein spent 25 years with IBM Corporation, rising to a senior executive position as General Manager of the Retail/Distribution Business unit. We believe that Mr. Klein’s more than 30 years’ experience as chief executive and board member of many different companies, including multiple high-tech companies, supports our belief that he is well-qualified to serve as a member of our Board. Mr. Klein currently serves as a trustee of the United States Supreme Court Historical Society and as a trustee of the Computer Museum in Boston, Massachusetts. During the five-year period ended December 31, 2009, Mr. Klein served as a director of privately-held QuickSite Corporation. Mr. Klein holds a B.S. in Mathematics from St. Vincent College.

Current Director Whose Term Expires in 2011 (Class III)

Gordon M. Watson, age 74, has served as one of our directors since April 2002. Mr. Watson brings over 30 years’ executive, board and management experience to our Board. In 1997, Mr. Watson founded Watson Consulting, LLC, a consulting company for early stage technology companies, and has served as its President since its inception. From 1996 to 1997, Mr. Watson served as Western Regional Director, Lotus Consulting of Lotus Development Corporation. From 1988 to 1996, Mr. Watson held various positions with Platinum Technology, Incorporated, most recently serving as Vice President Business Development, Distributed Solutions. Earlier positions included: Senior Vice President of Sales for Local Data, Incorporated; President, Troy Division, Data Card Corporation; and Vice President and General Manager, Minicomputer Division, Computer Automation, Incorporated. Mr, Watson also held various executive and director level positions with TRW, Incorporated, Varian Data Machines, and Computer Usage Company. We believe that Mr. Watson’s qualifications to serve on our Board include his over 25 years’ executive-level experience (full income statement responsibility) at the Chief Operating Officer, Vice President, General Manager, and Division President levels, his extensive knowledge and understanding of the high tech industry, and his over 10 years’ experience serving on the boards of other public and privately-held companies. Mr. Watson holds a Bachelors of Science degree in electrical engineering from the University of California at Los Angeles, and has taught at the University of California at Irvine. Mr. Watson is a board member of PerSage Inc., and is a director of PATH Reliability, Inc. Mr. Watson also serves on advisory boards for AKiiRA Media Systems, Incorporated, and Sterling Pear, Incorporated. Each of these four entities is a privately-held company.

Executive Officer that is not a Director

William Swain, age 69, has served as our Chief Financial Officer and Secretary since March 2000. Mr. Swain was a consultant from August 1998 until February 2000, working with entrepreneurs in the technology industry in connection with the start-up and financing of new business opportunities. Mr. Swain was Chief Financial Officer and Secretary of Metricom Inc., from January 1988 until June 1997, during which time he was instrumental in private financings as well as Metricom’s initial public offering and subsequent public financing activities. Mr. Swain continued as Senior Vice President of Administration with Metricom from June 1997 until July 1998. Prior to joining Metricom, Mr. Swain held top financial positions with various companies in the computer industry. Mr. Swain holds a Bachelors degree in Business Administration from California State University of Los Angeles and is a Certified Public Accountant in the State of California.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee and a Compensation Committee. Our Board has determined not to establish a nominating committee. Nominees for election as directors are selected by our Board.

Our Audit Committee consists of two directors, August P. Klein (Chairman) and Gordon Watson. Our Board of Directors has determined that each member of our Audit Committee meets the Nasdaq Marketplace definition of “independent” for audit committee purposes. Our Board of Directors has also determined that August P. Klein meets the SEC definition of an “audit committee financial expert.” Information regarding our Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Report of the Audit Committee” below.

Our Compensation Committee consists of two directors, August P. Klein and Gordon Watson. Our Board of Directors has determined that each member of our Compensation Committee meets the Nasdaq Marketplace definition of “independent director” for compensation committee purposes. In addition, each member of our Compensation Committee is an “outside director” under section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee annually reviews and determines both the cash and non-cash components of compensation paid to our directors and executive officers. In years past, the Compensation Committee has utilized information published by independent organizations, such as the American Electronics Association and Culpepper and Associates, for background information as to general compensation levels currently being offered in our industry. During 2009, the Compensation Committee retained the services of Human Resources Professional Group, an independent human resources consulting firm, to prepare a report benchmarking the compensation paid to our executive officers and key employees against our peer group for the committee’s consideration while setting compensation for these individuals for 2010. Our executive officers do not perform any role in determining or recommending the amount or form of executive or director compensation. Our Compensation Committee administers our employee benefit plans. Our Compensation Committee does not have a charter.

Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any of our officers.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are held by one individual, Robert Dilworth. We believe that this structure is appropriate for a company of our small size because Mr. Dilworth: (i) is most familiar with our business and industry; (ii) possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our company, and is thus best positioned to develop agendas that ensure the Board’s time and attention are focused on matters which are critical to us; and (iii) conveys a clear, cohesive message to our employees and industry partners. In addition, as Mr. Dilworth is the individual who manages our day-to-day operations, his direct involvement in the business makes him best positioned to lead productive Board sessions. The Board believes that this structure provides an efficient and effective leadership model for our company and facilitates efficient communication between our directors and management team who frequently and directly work together and share information and ideas. Our Board does not have an independent lead director.

Role of Board of Directors in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

Our Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. Our entire Board of Directors is formally apprised at least annually of our enterprise risk management efforts. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing the management of financial and accounting risks. Our Compensation Committee is responsible for overseeing the management of risk taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, our entire Board is regularly informed through committee reports.

Meetings of the Board of Directors and Committees

During 2009, there were nine meetings of our Board of Directors, five meetings of our Audit Committee and two meetings of our Compensation Committee. With the exception of one director, who was absent from one Audit Committee meeting, each director attended, either in person or by electronic means, all of the meetings of our Board of Directors and Board committees on which they served during 2009.

Director Independence

Our Board of Directors has determined that each of our non-employee directors (August P. Klein and Gordon Watson), who collectively constitute a majority of our Board, meets the general independence criteria set forth in the Nasdaq Marketplace rules. In addition, our Board has made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Director Nominations and Qualifications for Director Nominee

As noted above, our Board of Directors has no nominating committee. Our Board has determined that given its relatively small size, the function of a nominating committee could be performed by our Board as a whole without unduly burdening the duties and responsibilities of our Board members. The nominations of the directors standing for election at the 2010 Annual Meeting were unanimously approved by our Board of Directors.

Our Board does not have written guidelines regarding the qualifications or diversity of properly submitted stockholder candidates for membership on our Board as well as candidates submitted by current Board members and others. Qualifications for consideration as a new director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. In reviewing nominations, our Board of Directors will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting us, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Stockholder Nominations and Bylaw Procedures

Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to the Board. Our Bylaws are made available at our website at: www.GraphOn.com. Follow the link to “About GraphOn” to the link for “Corp. Governance” and then “Corporate Bylaws.”

To nominate a person for election to our Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. Such notice must also contain information specified in the bylaws as to the director nominee, information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

Deadlines to Submit Nominations

To nominate a person for election to our Board at our annual meeting of stockholders, written notice of a stockholder nomination must be delivered to our Secretary not less than 90 nor more than 120 days prior to the one year anniversary of the date on which we first mailed the proxy materials for the prior year’s annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. This year, our proxy statement is dated October 7, 2010; therefore, we must receive any notice of recommendation for next year’s annual meeting between June 9, 2011 and July 9, 2011.

Stockholder nominations must be addressed to William Swain, Chief Financial Officer and Secretary, and must be mailed to him at GraphOn Corporation, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062, or faxed to him at 1-831-475-3017, with a confirmation copy sent by mail.

Executive Sessions of Independent Directors

The independent members of our Board of Directors meet in executive session, without any employee directors or other members of management in attendance, as circumstances warrant; however, such a meeting is held at least annually. Additionally, if our Board convenes a special meeting, the independent directors may meet in executive session, if the circumstances warrant.

Code of Ethics

We have a code of ethics that applies to all of our employees, including our chief executive officer, chief financial officer and controller. Our code of ethics is made available at our website at: www.GraphOn.com. Follow the link to “About GraphOn” to the link for “Corp. Governance” and then “Code of Ethics.”

Stockholder Communication with Board Members

We maintain contact information for stockholders, both telephone and email, on our website (www.graphon.com) under the heading “About GraphOn.” By first clicking on the “About GraphOn” link and then following the “Contact Us” link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor/Public Relations. Communications sent to Investor/Public Relations and specifically marked as a communication for our Board will be forwarded to our Board or specific members of our Board as directed in the stockholder communication. In addition, communications for our Board received via telephone or mail are forwarded to our Board by one of our employees.

Board Member Attendance at Annual Meetings

Our Board of Directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. All of our directors attended our 2009 annual meeting of stockholders.

Board Recommendation

The Board unanimously recommends a vote FOR the election of the nominees to serve as class II directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2009 and 2008, respectively, concerning compensation we paid to our Chief Executive Officer and to our Chief Financial Officer. We do not have any other executive officers.

Summary Compensation Table
Name and Principal Position	Year	Salary	Option Awards (1)	All Other Compensation	Total
Robert Dilworth Chief Executive Officer	2009 2008	$ 311,131 $ 311,131	$ 6,250 $ 47,500	— —	$ 317,381 $ 358,631
William Swain Chief Financial Officer	2009 2008	$ 157,511 $ 157,511	$ 3,750 $ 28,500	$ 2,000 (2) $ 2,000 (2)	$ 163,261 $ 188,011

(1)
The amounts listed in the Option Awards column reflect the aggregate grant date fair value of the underlying options granted to the respective named executive officer during the respective year. For Mr. Dilworth such amounts are based on options to purchase 125,000 and 125,000 shares of common stock granted on January 2, 2009 and 2008, respectively, at exercise prices, which were equal to the grant date fair values, of $0.05 and $0.38, respectively. For Mr. Swain such amounts are based on options to purchase 75,000 and 75,000 shares of common stock granted on January 2, 2009 and 2008, respectively, at exercise prices, which were equal to the grant date fair values, of $0.05 and $0.38, respectively.

(2)	Company contribution to the individual’s 401(k) Plan.

Mr. Dilworth began as Chief Executive Officer (Interim) during January 2002 and became full-time Chief Executive Officer during September 2006. Mr. Dilworth has been a director since July 1998, and Chairman of our Board since December 1999. Mr. Dilworth elected, during his term as interim Chief Executive Officer, to forgo the cash compensation we pay all directors for their attendance at board and committee meetings as well as the quarterly retainer.

All such options granted to Mr. Dilworth and Mr. Swain were immediately exercisable upon their respective grant date and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date.  Should either Mr. Dilworth’s or Mr. Swain’s service cease prior to full vesting of the options, we have the right to repurchase any shares issued upon exercise of options not vested.

Pursuant to his employment letter agreement, Mr. Swain would be entitled to three-months’ severance of his then base salary in the event of a merger or acquisition which lead to a change in the nature, reduction or elimination of his duties, a reduction in his level of compensation, relocation of the corporate office by more than 50 miles from its then current location or his termination.

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards At Fiscal Year-End
Option Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Robert Dilworth Chief Executive Officer	100,000 (2)	$ 0.25	03/04/12
	40,000 (2)	$ 0.18	05/04/13
	300,000 (3)	$ 0.34	11/14/14
	200,000 (2)	$ 0.43	01/26/15
	125,000 (2)	$ 0.21	01/25/16
	125,000 (2)	$ 0.17	01/15/17
	125,000 (2)	$ 0.38	01/01/18
	125,000 (2)	$ 0.05	01/01/19
William Swain Chief Financial Officer	40,000 (2)	$ 0.18	05/04/13
	380,000 (3)	$ 0.34	11/14/14
	160,000 (2)	$ 0.43	01/26/15
	75,000 (2)	$ 0.21	01/25/16
	75,000 (2)	$ 0.17	01/15/17
	75,000 (2)	$ 0.38	01/01/18
	75,000 (2)	$ 0.05	01/01/19

(1) As of December 31, 2009.

(2) All such options were immediately exercisable upon grant and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date. For Mr. Dilworth, the options identified in this footnote were, or will be, fully vested on the following dates: March 5, 2005, May 4, 2006, January 25, 2008, January 25, 2009, January 15, 2010, January 1, 2011, and January 2, 2012, respectively.  For Mr. Swain, the options identified in this footnote were, or will be, fully vested on the following dates: May 4, 2006, January 25, 2008, January 25, 2009, January 15, 2010, January 1, 2011, and January 2, 2012, respectively.  If Mr. Dilworth’s or Mr. Swain’s employment ceases prior to full vesting of the options, we have the right to repurchase any shares issued upon exercise of options not vested.

(3) Mr. Dilworth and Mr. Swain voluntarily surrendered, on May 14, 2004, 260,000 and 380,000 out-of-the-money options, respectively, in conjunction with participation in a voluntary stock option exchange program. New option grants equal to the number cancelled were made on November 15, 2004.  All such options were fully vested as of November 14, 2005.  On November 15, 2004, Mr. Dilworth was granted 40,000 options in his capacity as a director.  These options became fully vested on November 14, 2007.

Compensation of Directors

During the years ended December 31, 2009 and 2008, our non-employee directors were eligible to be compensated at the rate of $1,000 for attendance at each meeting of our Board, $500 if their attendance was via telephone, $500 for attendance at each meeting of a Board committee, and a $1,500 quarterly retainer. Additionally, non-employee directors are granted stock options periodically, typically on a yearly basis.

Director Compensation
Name	Year	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation		Total
August Klein	2009	$ 16,500	$ 3,750	$ —		$ 20,250
	2008	18,000	28,500	—		46,500

Michael Volker (2)	2009	18,000	3,750	—	(3)	21,750
	2008	16,000	28,500	—		44,500

Gordon Watson	2009	17,500	3,750	—		21,250
	2008	17,000	28,500	—		44,500

(1)
The amounts listed in the Option Awards column reflect the aggregate grant date fair value of the common stock underlying the options granted to the respective named director during the respective year. For Messrs. Klein, Volker, and Watson, such amounts are based on options to purchase 75,000 and 75,000 shares of common stock granted on January 2, 2009 and 2008, respectively, at exercise prices, which were equal to the grant date fair values, of $0.05 and $0.38, respectively.

(2)	Mr. Volker withdrew his candidacy as a director prior to our Annual Meeting of Shareholders held November 18, 2009.

(3)
Upon the cessation of his service as director, we entered into an agreement with Mr. Volker that will pay him $1,500 per quarter, during the year ending December 31, 2010, in return for which he will provide us with advisory services in our search for a replacement director, and prospective potential business combinations. Additionally, we modified certain of Mr. Volker’s previously granted stock option awards by accelerating their vesting to November 18, 2009 and/or changing their expiration date to December 31, 2010.

All such options granted to our non-employee directors were immediately exercisable upon their respective grant date and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date. Should any non-employee director’s service cease prior to full vesting of the options, we have the right to repurchase any shares issued upon exercise of options not vested.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2009, the compensation committee was comprised of Gordon Watson and August Klein, each of whom is a non-employee director. August Klein is the committee chairman.

REPORT OF AUDIT COMMITTEE

The functions of our Audit Committee are focused on three areas:

•	the adequacy of the internal controls and financial reporting process of GraphOn Corporation (the “Company”) and the reliability of its consolidated financial statements;

•	the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; and

•	the Company’s compliance with legal and regulatory requirements.

We operate under a written charter which has been approved by the Board of Directors. The Company has made the Audit Committee charter available on its website at www.GraphOn.com under the heading “Audit Committee Charter” found under “About GraphOn - Corp. Governance.”

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent registered public accounting firm and with appropriate financial personnel. We periodically (at least annually) meet privately with both the independent registered public accounting firm and the Company’s financial personnel, each of whom has unrestricted access to us. We also appoint the independent registered public accounting firm and review their performance and independence from management. In addition, we review the Company’s financing plans.

Management is responsible for the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely on, without independent verification, the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, we held five meetings during 2009. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent registered public accounting firm for fiscal year 2009, Macias Gini & O’Connell LLP (MGO). We discussed with the MGO the overall scope and plans for their audit. We also met with the MGO, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. We reviewed and discussed with the MGO the Company’s compliance in establishing and maintaining an adequate internal control structure and procedures for financial reporting.

We reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009 with management and MGO.

We also discussed with the MGO matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and the letter from MGO required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with us concerning independence, and we discussed with MGO their independence from the Company. When considering MGO’s independence, we considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to MGO for audit and non-audit services (primarily tax services).

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

October 7, 2010                                                                Members of the Audit Committee

August P. Klein (Chairman)
Gordon M. Watson

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of October 4, 2010, with respect to the beneficial ownership of shares of our common stock held by:  (i) each director; (ii) each person known by us to beneficially own 5% or more of our common stock; (iii) each executive officer named in the summary compensation table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each of the following stockholders is c/o GraphOn Corporation, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)(2)	Percent of Class (%)
Robert Dilworth (3)	1,293,820	2.7
William Swain (4)	1,024,800	2.2
August P. Klein (5)	845,760	1.8
Gordon Watson (6)	686,600	1.5
AIGH Investment Partners, LLC (7) 6006 Berkeley Avenue Baltimore, MD 21209	6,080,278	13.2
Paul Packer (8) 60 Broad Street, 38th Floor New York, NY 10004	2,296,925	5.0
All current executive officers and directors as a group (4 persons)(9)	3,850,980	7.8

(1)
As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security.  Except as otherwise indicated, based on information provided by the named individuals, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock.  With respect to each stockholder, any shares issuable upon exercise of options held by such stockholder that are currently exercisable or will become exercisable within 60 days of October 4, 2010 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage ownership of our common stock is based on 45,981,625 shares of common stock outstanding as of October 4, 2010.
(3)	Includes 1,140,000 shares of common stock issuable upon the exercise of outstanding options.
(4)	Includes 880,000 shares of common stock issuable upon the exercise of outstanding options.
(5)	Includes 595,000 shares of common stock issuable upon the exercise of outstanding options.
(6)	Includes 580,000 shares of common stock issuable upon the exercise of outstanding options.
(7)
Based on information contained in a Schedule 13G/A filed by AIGH Investment Partners, LLC on March 3, 2008, and information known to us. Orin Hirschman is the managing member of AIGH Investment Partners, LLC.

(8)
Based on information contained in a Schedule 13G/A filed by Paul Packer and related parties on February 11, 2010 and information known to us, Mr. Packer has sole voting and dispositive power with respect to 701,317 shares held of common stock and shared voting and dispositive power with respect to 1,595,608 shares of common stock.

(9)	Includes 3,195,000 shares of common stock issuable upon the exercise of outstanding options.

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the year ended December 31, 2009, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with.

PROPOSAL II

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Macias Gini & O’Connell LLP to audit our accounts for the fiscal year ending December 31, 2010. Such firm, which has served as our independent registered public accounting firm since February 9, 2005, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our company.

A proposal will be presented at the annual meeting to ratify the audit committee’s appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm. Although stockholder ratification of the audit committee’s action in this respect is not required, our Board of Directors considers it desirable for stockholders to pass upon such appointment.

A representative of Macias Gini & O’Connell LLP is expected to attend the Annual Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

Fees for professional services provided by Macias Gini & O’Connell LLP for the years ended December 31, 2009 and 2008 were as follows:

Category	2009	2008
Audit fees	$ 143,200	$ 144,300
Audit – related fees	—	—
Tax fees	14,000	15,000
Other fees	—	—
Totals	$ 157,200	$ 159,300

Audit fees include fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and assistance with and review of documents filed with the Securities and Exchange Commission.  Audit-related fees include consultations regarding revenue recognition and new accounting pronouncements as they related to the financial reporting of certain transactions.  Tax fees included tax compliance and tax consultations.

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.

Board Recommendation

The Board unanimously recommends a vote FOR ratification of the selection of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

OTHER MATTERS

Our Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote in accordance with his judgment on such matters.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are GraphOn stockholders will be “householding” our proxy materials. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to William Swain, our Secretary, at our address or contact William Swain at (800) 472-7466.  Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker.

2011 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2011 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal offices not later than June 9, 2011. Such proposals should be submitted, in writing, to GraphOn Corporation, Attn: William Swain, Secretary, 5400 Soquel Avenue, Suite A-2, Santa Cruz, CA 95062.

ACCOMPANYING INFORMATION

Accompanying this proxy statement is a copy of our annual report to stockholders on Form 10-K, for our fiscal year ended December 31, 2009. Such annual report includes our audited consolidated financial statements for the two fiscal years ended December 31, 2009. No part of such annual report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

GraphOn Corporation
5400 Soquel Avenue, Suite A-2
Santa Cruz, California 95062

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Robert Dilworth and William Swain, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of GraphOn Corporation (the “Company”) held of record by the undersigned on October 4, 2010, at the Annual Meeting of the Stockholders to be held on November 17, 2010 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR the election of each of the director nominees listed on the reverse side and FOR Proposal II.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GraphOn Corporation

November 17, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at
http://proxymaterials.graphon.com

Please sign, date and mail your proxy card
in the envelope provided as soon as possible

Please detach along the perforated line and mail in the envelope provided
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS I AND II.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

I.	Election of Directors: The nominees for Class II of the Board of Directors are listed below:

[   ] FOR ALL NOMINEES
[   ] WITHHOLD AUTHORITY FOR ALL NOMINEES
[   ] FOR ALL EXCEPT (See instructions below)                                      [   ] Robert Dilworth
[   ] August Klein

INSTRUCTIONS: To withhold authority for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the square next to each nominee you wish to withhold, as shown here: [X]

II.	To ratify the selection of Macias Gini & O’Connell LLP [ ] For
as the Company’s independent registered public accounting firm for the fiscal                                                     [   ] Against
year ending December 31, 2010                                                                                                                                             [   ] Abstain

III.	To transact such other business as may properly come before the meeting.

To change the address on your account, please check the box at right [   ] and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder:                                                                                                Date:

Signature of Stockholder:                                                                                                Date:

Note: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.